                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       WORKGROUP TECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                       WORKGROUP TECHNOLOGY CORPORATION
                              91 Hartwell Avenue
                        Lexington, Massachusetts 02173

                                ---------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                ---------------


To the Stockholders of Workgroup Technology Corporation

     The Annual Meeting of Stockholders of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, will be held on Thursday, July 31, 1997 at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts, 02110 for the following purposes:

     1. To elect one (1) Class II director to serve for a three-year term or until his or her successor is elected and qualified.

     2. To elect one (1) Class III director to serve for a one-year term or until his or her successor is elected and qualified.

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on June 16, 1997 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                              By Order of the Board of Directors

                              /s/ John P. McDonough

                              John P. McDonough
                              Secretary


Lexington, Massachusetts
June 30, 1997

                       WORKGROUP TECHNOLOGY CORPORATION

                                ---------------

                                PROXY STATEMENT

                                 June 30, 1997

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Workgroup Technology Corporation (the "Corporation"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, July 31, 1997, at 10:00 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, Boston, Massachusetts, 02110.

     Only stockholders of record at the close of business on June 16, 1997 (the "Record Date") will be entitled to receive notice of and to vote at the meeting and any adjournments thereof. As of that date, 8,133,675 shares of common stock, $.01 par value per share (the "Common Stock"), of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Workgroup Technology Corporation, 91 Hartwell Avenue, Lexington, Massachusetts, 02173, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     In the election of the Class II director, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as director. In the election of the Class III director, the nominee receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the meeting shall be elected as director. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

     The persons named as attorneys-in-fact in the proxies, James M. Carney and John P. McDonough, are a director and officer and an officer of the Corporation, respectively. All properly executed proxies returned in time to be counted at the meeting will be voted. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the enclosed proxy card (or any signed and dated copy thereof) will be voted FOR the matters set forth in the accompanying Notice of Meeting. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

     The Board of Directors knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended March 31, 1997, is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about June 30, 1997.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of the Record Date: (i) the name of each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at such date; (ii) the name of each director or nominee; and (iii) the name of each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all officers, directors and nominees as a group.


            Name and Address              Amount and Nature     Percent
          of Beneficial Owner              of Ownership (1)   of Class (2)
          -------------------             ------------------  ------------
GeoCapital Corporation(3)...............         599,000           7.4%
  767 Fifth Avenue
  New York, NY 10153
TA Associates Group(4)..................       1,534,953          18.9%
  c/o TA Associates, Inc.
  125 High Street
  Boston, MA 02110
Norwest Equity Partners V, L.P..........         666,666           8.2%
  40 Williams Street
  Suite 305
  Wellesley, MA  02181
Pioneering Management Corporation(5)....         792,000           9.7%
  60 State Street
  Boston, MA 02109
Putnam Investments(6)...................         794,800           9.8%
  One Post Office Square
  Boston, MA 02109
James M. Carney(7)......................         529,423           6.5%
Stephen P. Dunn(8)......................           9,795            *
Lawrence M. Gozzard(9)..................          63,818            *
George L. LeBlanc(10)...................          32,205            *
Michael E. Leach (11)...................           6,250            *
Stephen J. Gaal(12).....................          11,453            *
Ernest C. Parizeau(13)..................         671,666           8.3%
All officers, directors and nominees as
   a group (8 persons)(14)..............       1,288,994          15.6%

------------------------

*  Less than 1%

(1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(2) Applicable percentage of ownership as of the Record Date is based upon 8,133,675 shares of Common Stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3) Information based on a Schedule 13G which was filed with the Securities and Exchange Commission on January 31, 1997.
(4) Includes 880,086 shares of Common Stock owned by Advent VI L.P.; 406,946 shares of Common Stock owned by Advent Atlantic and Pacific II L.P.; 88,007 shares of Common Stock owned by Advent New York L.P.; 146,711 shares of Common Stock owned by Advent Industrial II L.P.; and 13,203 shares of Common Stock owned by TA Venture Investors Limited Partnership. Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P., Advent Industrial II L.P. and TA Venture Investors Limited Partnership are part of an affiliated group of investment partnerships collectively referred to as the TA Associates Group. Mr. Gaal, a director of the Corporation, is a Principal of TA Associates, Inc. which is the sole general partner of TA Associates VI L.P. and TA Associates AAP II Partners L.P. TA Associates VI L.P. is the sole general partner of Advent New York L.P., Advent Industrial II L.P. and Advent VI, L.P. TA Associates AAP II Partners L.P. is the sole general partner of Advent Atlantic and Pacific II L.P. Mr. Gaal is a General Partner of TA Venture Investors Limited Partnership. TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership. Principals and employees of TA Associates, Inc. (including Mr. Gaal) comprise the General Partners of TA Venture Investors Limited Partnership. In such capacity, Mr. Gaal may be deemed to share voting and investment power with respect to 13,203 shares of record held by TA Venture Investors Limited

     Partnership. Mr. Gaal disclaims beneficial ownership of such shares, except to the extent of 6,452 shares as to which he holds a pecuniary interest.
(5) Information based on a Schedule 13G which was filed with the Securities and Exchange Commission on January 24, 1997.
(6) Information based on a Schedule 13G which was filed with the Securities and Exchange Commission on August 9, 1996.
(7) Includes 13,333 shares of Common Stock owned by CeAnn B. Carney, Mr. Carney's spouse. Includes 33,747 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 66,251 shares of Common Stock.
(8)  Mr. Dunn resigned from the Corporation on June 10, 1997.
(9) Includes 63,318 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Mr. Gozzard resigned from the Corporation on June 10, 1997.
(10) Includes 21,872 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 48,126 shares of Common Stock.
(11) Includes 6,250 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 18,750 shares of Common Stock.
(12) Includes 6,452 shares beneficially owned by Mr. Gaal through TA Venture Investors Limited Partnership, all of which shares are included in the 13,203 shares described in Note 4 above. Does not include any shares beneficially owned by Advent VI L.P., Advent Atlantic and Pacific II L.P., Advent New York L.P. and Advent Industrial II L.P., with respect to which Mr. Gaal disclaims beneficial ownership. Also includes 5,000 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 10,000 shares of Common Stock.
(13) Includes 666,666 shares held by Norwest Equity Partners V, a Minnesota limited partnership. Mr. Parizeau, a director of the Corporation, is a Partner of Itasca Partners V, the General Partner of Norwest Equity Partners V. Mr. Parizeau disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest, if any. Also includes 5,000 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options. Excludes unvested options to purchase 10,000 shares of Common Stock.
(14) Includes (i) 106,167 shares of Common Stock which may be purchased within 60 days of the Record Date upon the exercise of stock options, (ii) 13,333 shares of Common Stock owned by CeAnn B. Carney, Mr. Carney's spouse, (iii) 6,452 shares of Common Stock beneficially owned by Mr. Gaal through TA Venture Investors Limited Partnership and (iv) 666,666 shares of Common Stock owned by Norwest Equity Partners V with respect to all of which Mr. Parizeau disclaims beneficial ownership other than with respect to his pecuniary interest therein, if any. Excludes unvested options to purchase 336,326 shares of Common Stock.

                                PROPOSALS 1 & 2
                             ELECTION OF DIRECTORS

     The Board of Directors is currently fixed at three members. The Board of Directors is divided into three classes, each of which may consist of only one more director than as in any other class. As of the date of this proxy statement, there is one Class I director and two Class II directors. Each director serves for a three-year term. However, each Class II and Class III director will serve for an initial term ending at the Annual Meeting of Stockholders to be held in 1997 and 1998, respectively. The Class II directors' terms will expire at this Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Mr. James M. Carney is the Class I director; and Messrs. Stephen J. Gaal and Ernest C. Parizeau are the Class II directors.

     Mr. McConnon, the Corporation's only Class III Director, resigned on November 8, 1996 and at that time the remaining Directors reduced the size of the Board of Directors to three. Pursuant to the Corporation's By-laws, Messrs. Gaal and Parizeau each served out their respective terms as Class II Directors. As a result, two Class II Directors would be standing for election, but the Corporation would have no Class III Director. Therefore, the Board of Directors has nominated and recommended that Mr. Gaal who is currently a Class II Director, be elected a Class II director, to hold office until the 2000 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier resignation or removal and that Mr. Parizeau who is currently a Class II Director, be elected a Class III director, to hold office until the 1998 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier resignation or removal.
The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if a nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of the nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.

     The following table sets forth the nominees to be elected at the meeting and, for each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the position currently held by the nominee and each director with the Corporation, the year the nominee's or director's term will expire and class of director of the nominee and each director:


Nominee's or Director's Name
and Year Nominee or Director      Position(s) with        Year Term   Class of
  First Became a Director         the Corporation        Will Expire  Director
----------------------------      ---------------        -----------  ---------
Nominees:
---------
   Stephen J. Gaal                    Director              1997         II
   1992

   Ernest C. Parizeau                 Director              1997        II(1)
   1995

Continuing Director:
--------------------
   James M. Carney                   Chairman,              1999         I
   1992                       Chief Executive Officer
                                    and Director

(1)  nominated for election as a Class III director


                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the director nominees to be elected at the meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.


       Name                  Age                     Position
       ----                  ---                     --------
James M. Carney.............  40  Chairman, Chief Executive Officer and Director
John P. McDonough...........  37  President, Chief Operating Officer and
                                  Secretary
George L. LeBlanc...........  42  Vice President- Marketing
Michael E. Leach............  49  Vice President- Professional Services
Diane M. Marcou.............  31  Vice President- Finance and Administration
                                  and Treasurer
Michael S. Rudy.............  50  Vice President- Technology
Stephen J. Gaal(1)..........  53  Director
Ernest C. Parizeau(1).......  40  Director

----------
(1)  Member of Compensation Committee and Audit Committee.

     Mr. Carney is one of the founders of the Corporation and has been Chief Executive Officer and Chairman of the Board of Directors of the Corporation since its inception in May 1992. From June 1986 to May 1992, Mr. Carney served as Chief Executive Officer of Workgroup Solutions, Inc., a systems integration company. Mr. Carney continued to serve as Chairman of the Board and was a principal stockholder, of Workgroup Solutions, Inc. until January 1995. From October 1982 to May 1986, Mr. Carney was employed as Regional Manager of U.S. Operations for Computervision Corporation, a computer software company.

     Mr. McDonough was appointed President and Chief Operating Officer of the Corporation in June 1997. Mr. McDonough joined the Corporation as Senior Vice President-Operations, Chief Financial Officer, Treasurer and Secretary in April
1997.   From September 1995 until March 1997, Mr. McDonough was an independent consultant. From April 1985 to June 1995, he served in various positions at Easel Corporation, a client/server development tools company, including Chief Executive Officer and President, Chief Operating Officer and Chief Financial Officer. Prior to joining Easel Corporation, Mr. McDonough held positions at Ovation Technologies and the public accounting firm, Deloitte & Touche. Mr. McDonough is a certified public accountant.

     Mr. LeBlanc joined the Corporation as Vice President-Marketing in March 1995. From April 1988 until March 1995, he served as Vice President-Marketing and Business Development of Matra Datavision Inc., a computer software company.

     Mr. Leach joined the Corporation as Vice President-Professional Services in March 1996. From January 1990 until March 1996, he served as Managing Associate and Engineering/Manufacturing Systems Practice Leader at Coopers & Lybrand Center for Operations Technology, a professional services company. Prior to joining Coopers & Lybrand, he held various positions at Organization for Industrial Research, Gerber Systems Technology, Combustion Engineering and Pratt & Whitney Aircraft.

     Ms. Marcou, a certified public accountant, was appointed Vice President-Finance and Administration and Treasurer of the Corporation in June 1997. She has been with the Corporation since May 1996 and previously held the position of Corporate Controller. From November 1991 to May 1996, she was the Corporate Controller and Treasurer of Candela Corporation, a medical device manufacturer. Prior to joining Candela Corporation, she was a Senior Associate at Coopers & Lybrand LLP.

     Mr. Rudy joined the Corporation as Vice President-Technology in April 1993. From June 1981 until April 1993, he served as MIS Director for ELDEC, an aerospace company.

     Mr. Gaal has served on the Board of Directors of the Corporation since its inception in May 1992. Mr. Gaal has served as a general partner, managing director or principal of TA Associates, Inc., a private equity capital firm, and its related entities, since 1987. From 1982 to 1987, Mr. Gaal was a principal at Chatham Venture Corporation, a venture capital firm. TA Associates, Inc., through its affiliates, is a principal stockholder of the Corporation. Mr. Gaal also serves on the Board of Directors of Versant Object Technology Corporation and several privately-held companies.

     Mr. Parizeau has served on the Board of Directors of the Corporation since December 1995. Since 1989, Mr. Parizeau has been a Partner and Vice President of Norwest Venture Capital Management, Inc. Norwest Venture Capital Management, Inc., through its affiliate Norwest Equity Partners V, L.P., is a principal stockholder of the Corporation. Mr. Parizeau also serves as a director of Raptor Systems, Inc., a developer of network security software products.

     Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met 7 times during the fiscal year ended March 31, 1997. Each of the directors attended 100% of the aggregate of all meetings of the Board of Directors during fiscal 1997 and while such director was a member of the Board of Directors. The Audit Committee of the Board of Directors, of which Messrs. Gaal and Parizeau are currently members, is responsible for reviewing the results and scope of audits and other services provided by the Corporation's independent auditors. The Audit Committee met 4 times during fiscal 1997. The Compensation Committee, whose members currently are Messrs. Gaal and Parizeau, makes recommendations concerning the salaries and incentive compensation of employees and consultants to the Corporation and administers the Corporation's stock plans. The Compensation Committee met 7 times during fiscal 1997. The Board of Directors does not currently have a standing nominating committee.

                      COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS


Executive Compensation Summary

     The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended March 31, 1997, 1996 and 1995 to (i) the Corporation's Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1997 (the "Named Executive Officers").


                          Summary Compensation Table

                                                                                                   Long-Term
                                                                    Annual Compensation (1)  Compensation Awards(2)
                                                                    -----------------------  ----------------------
                                                 Fiscal                        Other Annual        Securities
Name and Principal Position                       Year     Salary    Bonus     Compensation    Underlying Options
---------------------------                       ----    --------  -------    ------------    ------------------
James M. Carney..............................    1997     $160,000  $14,700            -              8,333
 Chairman, President, Chief Executive            1996      150,000   15,300            -             91,665
    Officer, and Director                        1995      135,000   26,108            -                  -

Stephen P. Dunn..............................    1997      100,000    5,936      $21,204                  -
 Vice President - North American Sales           1996(3)         -        -            -                  -
                                                 1995(3)         -        -            -                  -

Lawrence M. Gozzard..........................    1997      118,000    8,085            -              4,750
 Vice President - Product Development            1996      110,000   10,066            -             70,916
                                                 1995(3)         -        -            -                  -

George L. LeBlanc............................    1997      112,000   10,290            -              4,167
 Vice President - Marketing                      1996      105,000   10,490            -             12,498
                                                 1995(3)         -        -            -                  -

Michael E. Leach.............................    1997      110,016   45,000            -                  -
 Vice President - Professional Services          1996(3)         -        -            -                  -
                                                 1995(3)         -        -            -                  -


--------------
(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Corporation and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's aggregate salary and bonus disclosed in this table.

(2) The Corporation did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payments during fiscal 1997, 1996 or 1995.

(3) During fiscal 1995, Messrs. Gozzard and LeBlanc were not Named Executive Officers, as described in Item 402(a)(3) of Regulation S-K under the Securities Act. Messrs. Dunn and Leach were not Named Executive Officers during fiscal 1996 and 1995.

Option Grants in Last Fiscal Year

     The following table sets forth each grant of stock options made during the year ended March 31, 1997 pursuant to the Corporation's 1996 Stock Plan (the "1996 Plan") to each of the Named Executive Officers.


                                     Individual Grants(1)
                     ---------------------------------------------------
                                    Percentage                               Potential Realizable
                                     of Total                                  Value at Assumed
                        Number of     Options                                  Annual Rates of
                       Securities   Granted to                             Stock Price Appreciation
                       Underlying    Employees    Exercise                    for Option Term (3)
                         Options     in Fiscal    Price(2)    Expiration      -------------------
Name                   Granted(#)      Year      ($/Share)       Date          5%($)        10%($)
----                   ----------   ----------   --------     ----------     --------      --------
James M. Carney             8,333         1.71%    $25.75        4/29/06     $136,640      $344,678
Stephen P. Dunn                 -            -          -              -            -             -
Lawrence M. Gozzard         4,750         0.97      25.75        4/29/06       77,888       196,474
George L. LeBlanc           4,167         0.86      25.75        4/29/06       68,328       172,359
Michael E. Leach                -            -          -              -            -             -

----------------
(1) The options, which were granted under the 1996 Plan vest at the rate of 20% of the shares underlying the options one year from the date of grant and 5% quarterly thereafter.
(2) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock on the date of grant.
(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Aggregate Option Exercises  and Year-End Values

     The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended March 31, 1997 and the year-end value of unexercised options:


                                                                  Numbers of             Value(2) of Unexercised
                                                             Unexercised Options at      In-the-Money Options at
                          Shares                                   March 31, 1997            March 31, 1997
                       Acquired on         Value             ----------------------      -----------------------
        Name           Exercise (#)      Realized($)(1)      Vested        Unvested        Vested     Unvested
        ----           ------------      --------------      ------        --------        ------     --------
James M. Carney               -                    -         22,498          77,500        $ 82,284     $246,874
Stephen P. Dunn             24,000             $138,300        -             56,000            -         221,200
Lawrence M. Gozzard           -                    -         54,489          92,843         211,476      332,955
George L. LeBlanc             -                    -         16,248          53,750          60,887      162,856
Michael E. Leach              -                    -          5,000          20,000            -            -

-------------
(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the Named Executive Officers.
(2) Value is based on the difference between the option exercise price and the fair market value at March 31, 1997, the fiscal year-end ($4.25 per share), multiplied by the number of shares underlying the option.

Stock Plans

     The Corporation currently has four stock ownership plans: the 1992 Stock Plan; the 1996 Stock Plan; the 1996 Employee Stock Purchase Plan and the 1996 Non-Employee Director Stock Option Plan. Although there are no proposed amendments to any of the plans, Rule 16b-3 under the Exchange Act, requires that certain information regarding the plans be furnished to stockholders of the Corporation. Following is a summary of the material features of each of the plans.

     1992 Stock Plan
     ---------------

     The Corporation's 1992 Stock Plan (the "1992 Plan") was adopted by the Corporation's Board of Directors on May 12, 1992 and approved by the Corporation's stockholders on May 13, 1992. The 1992 Plan provides for the issuance of up to 840,286 shares of the Corporation's Common Stock. The Corporation's Board of Directors resolved on January 26, 1996, that as of the effective date of the Corporation's initial public offering, March 21, 1996, no further options be granted under the 1992 Plan. Currently, 56 employees, former employees and officers hold options under the 1992 Plan.

     Under the terms of the 1992 Plan, incentive stock options ("ISOs") may be granted to employees of the Corporation and non-qualified stock options ("NQSOs"), stock awards and purchase rights may be granted to employees, consultants and directors of the Corporation. Options granted under the 1992 Plan expire ten years from the date of grant. Options granted under the 1992 Plan are not transferable by the optionholder except by will or by the laws of descent and distribution. ISOs granted under the 1992 Plan expire not more than ten years from the date of grant (or not more than five years from the date of grant in the case of ISOs granted to an employee or officer holding 10% or more of the voting stock of the Corporation). Generally options issued under the 1992 Plan vest at a rate of 20% after one year, with the remainder vesting in equal quarterly installments over the next four years.

     As of the Record Date, (i) options to purchase 840,286 shares of Common Stock at a weighted average exercise price of $1.23 per share were outstanding under the 1992 Plan; (ii) 325,879 shares of Common Stock of the Corporation had been acquired upon the exercise of options with a weighted average exercise price of $0.27; (iii) stock purchases totaling 509,165 shares of Common Stock had been made pursuant to direct purchase rights granted under the 1992 Plan with an aggregate purchase price of $7,637; and (iv) stock awards totaling 45,170 shares of Common Stock had been granted under the 1992 Plan.

     1996 Stock Plan
     ---------------

     The Corporation's 1996 Stock Plan (the "1996 Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The 1996 Plan provides for the grant of ISOs to employees and the grant of NQSOs, stock awards and purchase rights to employees, consultants, directors and officers of the Corporation. The 1996 Plan provides for the issuance of up to 3,000,000 shares of the Corporation's Common Stock. Currently, 94 employees (including directors who are also employees of the Corporation and officers of the Corporation) and two non-employee directors of the Corporation are eligible to participate in the 1996 Plan.

     The 1996 Plan is administered by the Compensation Committee of the Board of Directors, which currently consists of Messrs. Gaal and Parizeau, two outside directors of the Corporation. Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to (i) determine to whom options, Awards and Purchases shall be granted, (ii) determine the time at which options or Awards shall be granted or Purchases made, (iii) determine the purchase price of shares subject to each option or Purchase, (iv) determine whether each option granted shall be an ISO or an NQSO, (v) determine when each option shall become exercisable and the duration of the exercise period, (vi) extend the period during which outstanding options may be exercised, (vii) determine whether restrictions are to be imposed on shares subject to options, Awards and Purchases, and (viii) interpret the 1996 Plan and prescribe and rescind rules and regulations relating to it. The Compensation Committee determines the exercise price per share for NQSOs, Awards and Purchases under the 1996 Plan, so long as such exercise price is no less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Corporation may be organized. The exercise price per share for each ISO granted under the 1996 Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, the price per share for such ISO shall not be less than one hundred ten percent

(110%) of the fair market value per share of Common Stock on the date of grant. An option is not transferable by the optionholder except by will or by the laws of descent and distribution. Each option expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Generally, no ISO may be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination. No options, Awards or Purchases may be granted under the 1996 Plan after January 26, 2006.

     As of the Record Date, options to purchase 482,908 shares of Common Stock at a weighted average exercise price of $6.25 per share were outstanding under the 1996 Plan, and no Awards or Purchases had been granted under the 1996 Plan.

     1996 Employee Stock Purchase Plan
     ---------------------------------

     The 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The 1996 Purchase Plan provides for the issuance of up to 350,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. Currently, 92 employees of the Corporation are eligible to participate in the Purchase Plan.

     The 1996 Purchase Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Corporation, except employees who own five percent or more of the Corporation's stock or whose customary employment is 20 hours or more per week and more than five months in any calendar year are eligible to participate in the 1996 Purchase Plan. Directors who are not employees of the Corporation may not participate in the 1996 Purchase Plan. To participate in the 1996 Purchase Plan, an employee must authorize the Corporation to deduct an amount (not less than one percent nor more than 10% of a participant's total cash compensation) from his or her pay during six-month offering periods commencing on February 1 and August 1 of each year (each a "Plan Period"). In no case may an employee purchase more than 500 shares in any Plan Period. Employees may participate in the 1996 Purchase Plan only to the extent that the employee's right to purchase stock under the 1996 Purchase Plan, and under all other employee stock purchase plans of the Corporation under
Section 432(b) of the Code, does not exceed $25,000 of the fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The exercise price of options shall be the lesser of (i) 85% of the average market price of the Common Stock on the first business day of such Payment Period or (ii) 85% of the average market price of the Common Stock on the last business day of such Payment Period. The employee shall be entitled to exercise such option only to the extent of the employee's accumulated payroll deductions on the last day of such Payment Period. If an employee's accumulated payroll deductions on the last day of a Payment Period would enable him or her to purchase more shares than are permitted to be purchased under the 500 shares or $25,000 limitations described above, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be refunded to the employee, without interest, by the Corporation.

     An employee may not be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of shares of the Corporation. Employees who own shares possessing 5% or more of the total combined voting power of the Corporation (or who will, upon the grant of such option, own shares possessing 5% or more of the total combined voting power of the Corporation) are not eligible for participation in the 1996 Purchase Plan.

     An employee's rights under the 1996 Purchase Plan will terminate upon the employee's termination of employment or his voluntary withdrawal from the 1996 Purchase Plan. An employee's rights under the 1996 Purchase Plan may not be transferred or assigned to any other person other than by will or the laws of descent and distribution. Any option granted under the 1996 Purchase Plan to an employee may be exercised, during the employee's lifetime, only by the employee. No options may be granted under the 1996 Purchase Plan after January 26, 2006.

     As of the Record Date, 14,660 shares had been purchased under the 1996 Purchase Plan.

     1996 Non-Employee Director Stock Option Plan
     --------------------------------------------

     The Corporation's 1996 Non-Employee Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the Corporation's stockholders on January 26, 1996. The Director Plan provides for the grant of options to purchase a maximum of 100,000 shares of Common Stock of the Corporation to non-employee directors of the Corporation. Currently, two non-employee directors are eligible to participate in the Director Plan.

     The Director Plan is administered by the Compensation Committee. Under the Director Plan, each director who is neither an employee nor an officer of the Corporation (a "Non-Employee Director") automatically receives an initial option to purchase 15,000 shares of Common Stock upon the later of (i) March 21, 1996 or (ii) the date on which the Non-Employee Director first is elected to the Board of Directors. Each Non-Employee Director who is still a member of the Board of Directors upon the full vesting of his most recently granted option under the Director Plan shall receive automatically during the term of the Director Plan, and without further action by the Board of Directors, an additional option to purchase 15,000 shares of Common Stock. All options granted under the Director Plan vest in twelve equal quarterly installments beginning three months from the date of grant. All options granted under the Director Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant. The term of each option will be for a period of ten years from the date of grant. Options may not be assigned or transferred except by will or by the laws of descent and distribution and are exercisable to the extent vested only while the optionee is serving as a director of the Corporation or within 90 days after the optionee ceases to serve as a director of the Corporation (except that if a director dies or becomes disabled while he or she is serving as a director of the Corporation, the option is exercisable for a one-year period thereafter). No options may be granted under the Directors Plan after January 26, 2006.

     As of the Record Date, 45,000 options had been granted under the Director Plan of which 15,000 expired without being exercised and have been added back to number of shares available for grant. Executive officers and employees of the Corporation are not eligible for grants under the Director Plan.

Bonuses

     The Named Executive Officers and certain other executive officers of the Corporation participate in the Corporation's Executive Management Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan provides for the award of cash bonuses and stock option grants in amounts determined by the Compensation Committee and approved by the Board of Directors based on contributions to profitability. Cash bonuses and options are awarded under the Incentive Plan upon attainment of pre-established goals. Options are awarded upon attainment of Corporation revenue objectives. Cash bonuses can be earned either through the attainment of Corporation financial goals or individual management objectives established at the beginning of the fiscal year.

Compensation Committee Report on Executive Compensation

     This report is submitted by the Compensation Committee of the Board of Directors of the Corporation. The Compensation Committee administered the Corporation's executive compensation program during the fiscal year ended March 31, 1997. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Corporation's stock plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.

     The executive compensation program uses a combination of base salary, cash bonuses and long-term incentive compensation in the form of stock options to achieve the following goals:

     . To enhance profitability of the Corporation and increase stockholder value.

     . To reward executives consistent with the Corporation's annual and long-term performance goals.

     . To provide competitive compensation that will attract and retain qualified executives.

     .  To recognize individual initiative and achievement.

     Base salary compensation levels for each of the Corporation's executive officers are determined by evaluating the individual officer's responsibilities, experience and performance, the internal equity of compensation levels among executive officers, as well as generally available information regarding salaries paid to executive officers with comparable qualifications at companies in businesses comparable to the Corporation.

     Cash bonuses are determined annually pursuant to the Incentive Plan and are based on the Corporation's achievement of targeted measures of financial performance, including revenue, profit and cost-saving goals, and, in certain cases, the achievement of non-financial objectives in the officer's area of responsibility.

     Long-term incentive compensation in the form of stock option grants is designed to align the interests of executive officers more closely with those of the Corporation's stockholders by allowing those officers to share in long-term appreciation in the value of the Corporation's Common Stock. It is the Corporation's policy to grant stock options to executive officers at the time they join the Corporation in an amount consistent with the employee's position and level of seniority. In addition, the Committee generally makes additional performance-based option grants. In making such performance-based grants, the Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of officer stock ownership and previous option grants and the current stock price. For additional information regarding the grant of options in fiscal 1997, see the table under the heading "Option Grants in Last Fiscal Year."

     Mr. Carney's Compensation. Compensation for the Corporation's Chief Executive Officer, James M. Carney, is determined in accordance with the policies applicable to other executive officers of the Corporation described above. In fiscal 1997, Mr. Carney received base salary and cash bonus totaling $174,700. Mr. Carney's base salary of $160,000 represented an increase of $10,000, or 6.67% over fiscal 1996. Mr. Carney was granted stock options in fiscal 1997 to purchase 8,333 shares of Common Stock. For additional information regarding Mr. Carney's fiscal 1997 compensation, see the tables under the headings "Summary Compensation Table" and "Option Grants in Last Fiscal Year."

     Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount. The Corporation also maintains insurance and other benefit plans for its employees.

     Employment Contracts. The Corporation has a severance agreement with Mr. Carney. Under this agreement, Mr. Carney is entitled to continue to receive from the Corporation his base annual salary over 12 months in the event that his services for the Corporation are terminated for any reason except resignation.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Board of Directors has considered these requirements and the proposed regulations. It is the Board of Directors' present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes by those subsidiaries of the Corporation that are subject to taxation in the United States. The Board of Directors believes that the Corporation's 1996 Stock Plan currently qualifies for an exception to the requirements of Section 162(m) and, subject to the prior sentence, will take whatever further action is necessary to satisfy Section 162(m) requirements for compensation paid pursuant to the 1996 Stock Plan.


Respectfully submitted by the Compensation Committee of the Board of Directors:

              Stephen J. Gaal
              Ernest C. Parizeau

Compensation of Directors

     During the fiscal year ended March 31, 1997, neither employee nor non-employee Directors received cash compensation for their service as members of the Board of Directors. Non-employee directors are eligible for participation in the 1996 Plan and the Director Plan. See "Stock Plans."

Stock Performance Graph

     The following graph compares the percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on March 21, 1996 through March 31, 1997, with the cumulative total return for the Nasdaq Stock Market (U.S. companies) and the Corporation's "Industry Index." The Corporation selected an index of companies in the prepackaged software industry as its industry group. Accordingly, the Industry Index reflects the performance of all companies in the prepackaged software industry with 7372 as their Primary Standard Industrial Classification Code Number. The comparison assumes $100 were invested on March 21, 1996 in the Corporation's Common Stock at the $15.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.


                Comparison of Cumulative Total Return /(1)(2)/





----------------------------- FISCAL YEAR ENDING -------------------------------

COMPANY                                   1996        1996       1997
WORKGROUP TECHNOLOGY CP                   100.00      144.20      28.33
INDUSTRY INDEX                            100.00      100.00     120.20
BROAD MARKET                              100.00      100.00     111.87

----------------
     (1) Prior to March 21, 1996 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This chart is not "soliciting material", is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filings of the Corporation under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
     (2) The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on this graph was obtained from the Nasdaq Stock Market index were prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago, a source believed to be reliable, although the Corporation is not responsible for any errors or omissions in such information.

                           AUDITORS FOR FISCAL 1998

     The Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to serve as auditors for the fiscal year ending March 31, 1998. Coopers & Lybrand L.L.P., has served as the Corporation's auditors since fiscal 1994. It is expected that a member of Coopers & Lybrand L.L.P., will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.


                             SECTION 16 REPORTING

     Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Mr. George McHorney, a former officer of the Company, failed to timely file a Statement of Changes in Beneficial Ownership on Form 4 for the month of February 1997. The form, which was due on March 10, 1997 was filed with the SEC on March 14, 1997. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 1997 and written representations from certain Reporting Persons, the Corporation believes that all other Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended March 31, 1997.


                             STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than April 1, 1998. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Workgroup Technology Corporation, 91 Hartwell Avenue, Lexington, Massachusetts, 02173, Attention: Corporate Secretary.


                          INCORPORATION BY REFERENCE

     To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the proxy statement entitled "Report of Compensation Committee of Board of Directors on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.


                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting Stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some Stockholders in person or by mail, telephone or telegraph following the original solicitation.

     The contents and the sending of this proxy statement has been approved by the Board of Directors of the Corporation.

                       WORKGROUP TECHNOLOGY CORPORATION

                  Proxy for the Annual Meeting of Stockholders

                                 July 31, 1997

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned hereby appoints James M. Carney and John P. McDonough, and each of them, proxies, with full power of substitution, to vote all shares of stock of Workgroup Technology Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 31, 1997, at 10 a.m., local time, at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, High Street Tower, 20th Floor, Boston, Massachusetts 02110, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated June 30, 1997, a copy of which has been received by the undersigned. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               SEE REVERSE SIDE

[X] Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR.



1. To elect members to the Board of Directors for the specified term or until their successors are elected and qualified:

Class II Nominee (three-year term):  Stephen J. Gaal
Class III Nominee (one-year term):  Ernest C. Parizeau

      FOR        WITHHELD
      [_]          [_]

      [_]
         ------------------------------------
       For both nominees except as noted above


[_] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT


[_] MARK HERE IF YOU PLAN TO ATTEND THE MEETING


If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.


-----------------------------------------------------------------------------
Signature                                                           Date



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Signature                                                           Date